Exhibit 10.26
LEASE
New South Wales
Real Property Act 1900
PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

		STAMP DUTY	Office of State Revenue use only

(A)		TORRENS TITLE	Property leased: if appropriate, specify the part or premises Part Folio Identifier 101/1024311 being Suite 1.01, Level 1, 22-28 Edgeworth David Avenue, Hornsby

(B)		LODGED BY	Document Collection Box 272N	Name, Address or DX and Telephone		CODE

				LLPN:	E&A LAYWERS	L
				123177 U	DX 9007 MONA VALE
Tel: (02) 9997 2111

				Reference	DS/260839
(optional):

(C)		LESSOR	GPF NO. 3 PTY (ACN 103 235 187)

The lessor leases to the lessee the property referred to above.

(D)			Encumbrances (if applicable):

(E)		LESSEE	ROYAL WOLF TRADING AUSTRALIA PTY LIMITED (ACN 069 244 417)

(F)			TENANCY: Not applicable

(G)	1.	TERM:	Four (4) years two (2) months

	2.	COMMENCING DATE:	1 October 2006

	3.	TERMINATING DATE:	30 November 2010

	4.	With an OPTION TO RENEW for a period of not applicable set out in clause No.N.A. of n/a

	5.	With an OPTION to PURCHASE set out in clause No. N.A. of n/a

	6..	Together with and reserving the RIGHTS set out in clause No. N.A. of n/a

	7.	Incorporates the provisions or additional material set out in ANNEXURE(S) SCHEDULE hereto.

	8.	Incorporates the provisions set out in MEMORANDUM filed/LEASE registered in the Department of Lands, Land and Property Information Division as No. n/a

	9.	The RENT is set out in item 1 of Schedule

(H)		Certified correct for the purposes of the Real Property Act 1900 by the corporation named below the common seal of which was affixed pursuant to the authority specified and in the presence of the authorised person(s) whose signature(s) appears(s) below.

		Corporation:	GPF NO.3 PTY LTD (ACN 103 235 187)

		Authority:	Section 127 of the Corporations Act 2001

Signature of authorised person:	/s/ Leslie James Towell	Signature of authorised person:	/s/ Anthony Charles Veale

Name of authorised person:	Leslie James Towell	Name of authorised person:	Anthony Charles Veale

Office held:		Office held:

Certified correct for the purposes of the Real Property Act 1900 by the corporation named below the common seal of which was affixed pursuant to the authority specified and in the presence of the authorised person(s) whose signature(s) appears(s) below.

Corporation	ROYAL WOLF TRADING AUSTRALIA PTY. LIMITED (ACN 069 244 417)

Authority:	Section 127 of the Corporations Act 2001

Signature of authorised person:		Signature of authorised person:

Name of authorised person:		Name of authorised person:

Office held:		Office held:

(I)	STATUTORY DECLARATION*

I, solemnly and sincerely declare that -

1. The time for the exercise of option to renew/purchase in expired lease No. has ended;

2. The leasee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900 and I certify this application correct for the purposes of the Real Property Act 1900.

Made and subscribed at in the State of New South Wales on in the presence of:

Signature of witness:	Signature of lessor:

Name of witness:

Address of witness:

Qualification of witness: Justice of Peace Practising Solicitor Other [specify]

*	As the Department of Lands may not be able to provide the services of a justice of the peace or other qualified witness, the statutory declaration should be signed and witnessed prior to lodgment of the form at Land and Property Information Division.

This is the Schedule referred to in the Lease between
GPF NO.3 PTY LTD (ACN 103 235 187)
and
ROYAL WOLF TRADING AUSTRALIA PTY LIMITED (ACN 069 244 417)
of the premises known as suite 1.01, Level 1, 22-28 Edgeworth David Avenue
Hornsby
Contents
1.	Interpretation

2.	Rent

Fixed increase in rent

3.	Consumer price index adjustment

4.	Market review of rent

Disputes over rent review

Adjustments

Rent not to decrease

5.	Outgoings and other payments

Tenant’s Contribution to Outgoings

Payments on account of Tenant’s Contribution

Notice of actual Outgoings

Adjustments

Variation of Lettable Area

Services outside hours

Cleaning

6.	Payment requirements

Interest on overdue money

7.	Insurances

8.	Indenmities and releases

9.	Use and business hours

10.	Tenant’s additional obligations

11.	Cleaning the premises

12.	Repair, redecoration and tenant’s works

Landlord’s approval

Tenant’s works

Repair of items

Repair, replace and redecorate

Structural work

13.	Transfer and other dealings

Prohibited dealings

Transfer conditions

Change in control of Tenant

Securities

14.	Landlord’s additional obligations and rights

Quiet enjoyment

Consents

Rights

To Enter

Prospective tenants or purchasers

Access to Building

Enforcing rights and no exclusive use

To deal with the Land

Change of landlord

Landlord may rectify

Agents

Common Areas

Rules

15.	Expiry or termination

Tenant to vacate

No removal of certain items

Removal of Tenant’s Property

If Tenant’s Property not removed

16.	Holding over

17.	Damage to building or premises

Abatement of payments

18.	Default

Essential terms

Landlord’s right to terminate

19.	Costs, charges and expenses

20.	Notices

21.	Miscellaneous

Waiver and variation

Approvals

Exclusion of statutory provisions

Prior breaches

Caveats

Warranties and undertakings

Counterparts

22.	Disputes

Legal proceedings conditional

Notice of dispute

Referral of dispute

Enquiries

Costs

23.	Bank guarantee

24.	Guarantee and indemnity

Guarantee

Indenmity

Interest

Enforcement of rights

Continuing security

Guarantee not affected

Suspension of Guarantor’s rights

Reinstatement of guarantee

Assignment

Costs

25.	Option for a new lease

26.	GST

27.	Strata Conversion

~~28.~~	~~Re development~~
REFERENCE

SCHEDULE

Item 1	Rent
(definition of Rent in clause 1.1
and clause 2)

$54,843.12 per annum exclusive of GST

Item 2	Day of month on which rent instalments are due
(definition of Rent Day in clause	First
1.1 and clause 2)

Item 3	Fixed Percentage Increase
(clause 2.3)	1 December 2008 - 3%
1 December 2009 — 3%

Item 4	CPI Adjustment Dates
(definition of CPI Adjustment Date	Not applicable
in clause 1.1 and clause 3)

Item 5	Market Review Dates
(definition of Market Review Date	1 December 2007
1 December 2007 in clause 1.1 and
clause 4)

Item 6	Tenant’s percentage of total Outgoings
(definition of Tenant’s Contribution
5.90% in clause 1.1and clause 5)

Item 7	Public liability insurance
(clause 7)	$10,000,000.00

Item 8	Permitted Use
(definition of permitted Use in	Commercial Offices
Commercial Offices clause 1.1 and
clause 9)

Item 9	Restricted access hours
(clause 5.9)	Monday to Friday — 8.30 a.m. to 6.00 p.m.

Item 10	Redecoration requirements and dates
(clause 12)	(a) Redecoration required on each redecoration date:
(i) wash down the inside surfaces of the Premises; and

(ii)	paint (with 2 coats of paint) all surfaces inside the Premises in the same way that those surfaces were painted at the Commencement Date.
(b)	Redecoration dates: Upon :ease expiry.

Item 11	Landlord’s address for service
(clause 20)	Suite 701
Address:	25 Bligh Street
SYDNEY NSW 2000
Ph: 9223 4222
Fax: 9223 0022

Address:	Tenant’s address for service:
Suite 1.01 Level I
22-28 Edgeworth David Avenue, HORNSBY NSW 2077

Facsimile No:

Item 12	Bank Guarantee
(definition of Bank Guarantee in clause 1.1 and clause 23)	An amount equal to the sum of 3 months of Rent, Tenant’s Contribution and any licence fee under a carpark licence between the Landlord and the Tenant (plus GST, where applicable).

Item 13	Guarantor
(definition of Guarantor in clause 1.1 and clause 24)	Not applicable.

Item 14	Particulars of new lease
(clause 25)	Not applicable.
     The Tenant agrees with the Landlord as follows.
1.	Interpretation
     1.1 The following words have these meanings unless the contrary intention appears. Item numbers referred to are those in the reference schedule. Other definitions are on the cover sheet.
     Bank Guarantee means an unconditional undertaking (or any replacement or addition to it under clause 23) by a bank and on terms acceptable to the Landlord acting reasonably to pay on demand the amount in item 12.

     Building means the commercial office building on the Land and all other improvements (other than the Tenant’s Property) on the Land.
     Common Areas means those parts of the Land or Building which the Landlord intends for common use.
     Consumer Price Index means the Sydney — All Groups index or the index officially substituted for it.
     CPI Adjustment Date means each date in item 4.
     Current CPI means the Consumer Price Index number for the quarter ending immediately before the relevant CPI Adjustment Date.
     Guarantor means the person or persons (if any) names in item 13 and if two or more persons are named, the reference to “Guarantor” is a reference to them jointly and each of them severally.
     Land means the land described on the cover sheet, on which the Building is situated and any other land which the Landlord uses with the Land for a commercial office building, a parking area or other related undertaking.
     Lettable Area means the net lettable area calculated by the Landlord’s surveyor using the method of measurement of the Property Council of Australia Limited applicable at the Commencement Date.
     Market Review Date means each date in item 5.
     Outgoings means all amounts paid or payable by the Landlord for an Outgoings Year in connection with the Land or the Building (other than the cost of structural works) including those for:
          (a) rates, land taxes (on the basis that the Land is the only land owned by the Landlord and is not subject to a trust) and other charges imposed by any authority; and
          (b) levies and charges imposed under the Community Land Management Act 1989 (except those for the sinking fund or extraordinary levies for work of a capital or structural nature) or similar legislation; and
          (c) taxes (except income or capital gains tax), levies, imposts, deductions, charges, withholdings and duties imposed by any authority; and
          (d) insurance which the Landlord reasonably considers is appropriate (including for loss of rent); and
          (e) cleaning the Land and Building (except for those parts which are let) and keeping them free of vermin and refuse and supplying items usually supplied in washroorns and toilets; and

          (f) indoor and outdoor gardening and landscaping; and
          (g) caretaking services, security and regulating traffic; and
          (h) management, administration and marketing; and
          (i) supplying, maintaining, repairing and replacing Services and upgrading them to comply with requirements of authorities and all laws; and
          (j) the supply of Services which are not separately metered to an occupier; and
          (k) repairs, redecoration and maintenance which no occupier is obliged to do; and
          (l) providing, maintaining and repairing signs, directory boards and information systems.
     Outgoings Year means the 12 month period ending on 30 June in each year or on another day specified in a notice the Landlord gives to the Tenant.
     Permitted Use mans the use in item 8.
     Premises means that part of the Building described as premises on the cover sheet, the boundaries of which are:
          (m) the inside surface of the walls (under any paint or wall covering); and
          (n) the lower surface of the ceiling (above any false or suspended ceiling); and
          (o) the upper surface of the floor (under any floor covering). The Premises include the Landlord’s Property.
     Previous CPI means the Consumer Price Index number for the quarter ending immediately before the last Market Review Date or CPI Adjustment Date (or, if there has not been one, the Commencement Date).
     Rent means the yearly amount in item I as varied under this lease.
     Rent Day means the Commencement Date and, for each month, the day in item 2.
     Rules means the rules of the Building set out in annexure 1 as varied or added to under this lease.
     Services means the services (such as water, sewerage, drainage, gas, electricity, airconditioning, fire fighting and lifts) to or of the Building or the Land provided by authorities or the Landlord or any person authorised by the Landlord.

     Tenant’s Business mans the business carried on from the Premises. Tenant’s Contribution means for an Outgoings Year:

     Where:

TP	=	the percentage in item 6 as varied under this lease

N		the number of days of the Term in that Outgoings Year

A	=	the Outgoings for that Outgoings Year

Y	=	the number of days in that Outgoings Year
     Tenant’s Employees and Agents means each of the Tenant’s employees, officers, agents, contractors and invitees.
     Tenant’s Property means all property on the Premises which is not Landlord’s Property or Services.
     Term means the period from and including the Commencement Date to and including the Expiry Date.
     1.2 Unless the contrary intention appears:
          (a) the singular includes the plural and vice versa; and
          (b) “person” includes a firm, a body corporate, an unincorporated association or an authority; and
          (c) an agreement, representation or warranty:
               (i) in favour of two or more persons is for the benefit of them jointly and severally; and
               (ii) on the part of two or more persons binds them jointly and severally; and
          (d) a reference to:
               (i) a person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns; and
               (ii) a document includes any variation or replacement of it; and
               (iii) a law includes regulations and other instruments under it and amendments or replacement of any of them; and

               (iv) a thing includes the whole and each part of it; and
               (v) a group of persons includes all of them collectively, any two or more of them collectively and each of them individually; and
               (vi) the president of a body or authority includes an person acting in that capacity; and
          (e) “include” (in any form) when introducing a list of items does not limit the meaning of the words to which the list relates to those items or to items of a similar kind.
2. Rent
     2.1 The Tenant must pay the Rent by equal monthly instalments in advance on each Rent Day.
     2.2 If an instalment is for a period of less than one month, then that instalment is that proportion of one twelfth of the Rent which the number of days in the period bears to the number of days in the month in which that period begins.
Fixed increase in rent
     2.3 The Rent increases from and including each of the dates in item 3 by the percentage set out against the date.
3. Consumer Price Index Adjustment
     3.1 If the Current CPI, for a CPI Adjustment Date, is more than the Previous CPI and the Landlord gives the Tenant a notice requiring the Consumer Price Index adjustment of the Rent, then the Rent from and including that CPI Adjustment Date is the Rent immediately before that CPI Adjustment Date multiplied by the Current CPI and divided by the Previous CPI.
     3.2 On the first Rent Day after the Landlord gives the Tenant the notice, the Tenant must pay the difference between what the Tenant has paid on account of Rent and the Rent for the period from and including the relevant CPI Adjustment Date to but excluding that Rent Day.
4. Market Review of Rent
     4.1 The Landlord may give the Tenant a notice stating the Landlord’s assessment of the current annual market rent of the Premises on a Market Review Date at any time before the CPI Adjustment Date or Market Review Date immediately after the relevant Market Review Date.
     4.2 If the Tenant wants to dispute the Landlord’s notice, it must give a dispute notice to the landlord within 30 days after the Landlord gives its notice.
     4.3 If the Tenant does not give a dispute notice on time, the Rent from and including the relevant Market Review Date is the amount stated in the Landlord’s notice.

Disputes over rent review
     4.4 If the Tenant gives a dispute notice on time, the Rent is decided under clause Until then the Tenant must pay, by equal monthly instalments on account of the Rent from the relevant Market Review Date, the Rent immediately before the relevant Market Review Date and 80% of the increase sought by the Landlord.
     4.5 The current annual market rent of the Premises on the relevant Market Review Date must be decided by a valuer who:
          (a) is appointed by the parties (and if they do not agree on whom to appoint within 14 days after the Tenant gives the dispute notice then that valuer is to be nominated at either party’s request by the president of the New South Wales division of the Australian Property Institute (Incorporates); and
          (b) is a full member of at least five years’ standing of the Australia Property Institute (Incorporated); and
          (c) at the time of appointment is both experienced and actively engaged in valuing commercial office premises in commercial office buildings; and
          (d) must be instructed to:
               (i) decide what is the current annual market rent of the Premises on the relevant Market Review Date (disregarding the goodwill of the Tenant’s Business and the value of any fit out in the Premises paid for by the Tenant); and
               (ii) give a written valuation setting out what was taken into account, what was disregarded, their respective weightings and any other adjustments; and
          (e) acts as an expert and not as an arbitrator and, subject to clause 4.8, whose decision is final and binding; and
          (f) decides who must pay the valuer’s costs and in what proportion if they are to be shared.
     The amount decided by the valuer is, subject to clause 4.8, the Rent from and including the relevant Market Review Date.
Adjustments
     4.6 On the first Rent Day after the Rent is agreed or decided under this clause 4, the Tenant must pay the Landlord (or the Landlord must credit the Tenant with) the difference between what the Tenant has paid on account of Rent and the Rent for the period from and including the relevant Market Review Date to but excluding that Rent Day.
     4.7 If a Market Review Date and a CPI Adjustment Date fall on the same date, the Landlord may treat the date as either a Market Review Date or a CPI Adjustment Date.

Rent not to decrease
     4.8 Despite the other provisions of this clause 4, the Rent from a Market Review Date must not be less than the Rent immediately before that Market Review Date.
5. Outgoings and Other Payments
Tenant’s Contribution to Outgoings
     5.1 The Tenant must pay the Tenant’s Contribution for each Outgoings Year.
Payments on Account of Tenant’s Contribution
     5.2 The Landlord must give the Tenant a notice for each Outgoings Year stating the Landlord’s estimates of the Outgoings, the Tenant’s Contribution for that Outgoings Year and reasonable details of how the estimates are arrived at.
     5.3 The Tenant must pay instalments in advance on each Rent Day on account of the Tenant’s Contribution. Each instalment is the Landlord’s estimate of the Tenant’s Contribution for the Outgoings Year divided by the number of Rent Days in that Outgoings Year.
     5.4 The Tenant need not pay instalments for the first Outgoings Year until the Landlord gives it a notice stating its estimates of the Outgoings and of the Tenant’s Contribution for that Outgoings Year.
     5.5 In each Outgoings Year after the first, until the Landlord gives the Tenant a notice of the Landlord’s estimates for that Outgoings Year, the Tenant must pay on each Rent Day, on account of the Tenant’s Contribution, an instalment equal to that payable on the previous Rent Date.
Notice of Actual Outgoings
     5.6 As soon as possible after the end of an Outgoings Year the Landlord must give the Tenant a notice giving reasonable details of the actual Outgoings.
Adjustments
     5.7 On the next Rent Day after the Landlord gives the Tenant a notice of either estimated or actual Outgoings, the Tenant must pay the Landlord (or the
     Landlord must credit the Tenant with) the difference between what the Tenant has paid on account of the Tenant’s Contribution for the Outgoings Year to which the notice applies and what the notice says is payable.
Variation of Lettable Area
     5.8 From and including the date that the Landlord is satisfied that the Lettable Area of the Building or the Premises or both is varied, the percentage in item 6 becomes the proportion (expressed as a percentage) obtained by dividing the Lettable Area of the Premises by the Lettable Area of the Building on that date. The Landlord must give the Tenant a notice that the percentage in item 6 is varied and from what date.

Services Outside Hours
     5.9 If, at the Tenant’s request, the Landlord makes Services available to the Land, the Building or the Premises during the hours of restricted access set out in item 9, then the Tenant must pay the Landlord’s reasonable costs, charges and expenses of making the Services available within seven days after the Landlord asks the Tenant for them.
Cleaning
     5.10 The Tenant must pay the Landlord’s costs of providing a cleaning service to the Premises (if the Landlord provides that service).
6. Payment Requirement
     6.1 The Tenant must make payments under this lease to the Landlord (or to a person nominated by the Landlord in a notice to the Tenant) by the method the Landlord reasonably requires without set-oft, counterclaim, withholding or deduction.
     6.2 If the Tenant pays an amount and it is found later that the amount was not correct, then even if the Landlord has given the Tenant a receipt, the Tenant must pay the Landlord (or the Landlord must credit the Tenant with) the difference between what the Tenant has paid and what the Tenant should have paid within seven days after either party gives the other a notice about the mistake.
     6.3 The Landlord need not make demand for any amount payable by the Tenant unless this lease says that demand must be made.
     6.4 If the Tenant must pay an amount on the next Rent Day and there is no next Rent Day, then the Tenant must pay that amount within seven days after the Landlord demands it.
     6.5 Expiry or termination of this lease does not affect the Tenant’s obligations to make payments under this lease for period before then.
     6.6 Each payment by the Tenant must be made with an additional amount equal to any goods and services, consumption, value added or similar tax applying to that payment.
Interest on Overdue Money
     6.7 If the Tenant does not pay any amount payable by it under this lease on time, it must pay interest on that amount on demand by the Landlord from when it becomes due for payment until it is paid. Interest is calculated on daily balances at a rate 2% per annum above the rate quoted on the day of demand by the Landlord’s bankers (as nominated by the Landlord) on unsecured overdraft accommodation over $100,000.00.

7. Insurances
     7.1 The Tenant must:
          (a) in connection with the Premise, maintain with insurers and on terms (including a cross liability and waiver of subrogation clause) approved by the Landlord (who may not unreasonably withhold its approval) in the names of the Tenant, the Landlord and any other person named by the Landlord;
               (i) public liability insurance for at least the amount in item 7 (as varied by notice from the Landlord to the Tenant); and
               (ii) plate glass insurance against all risks specified by the Landlord; and
               (iii) other insurances which are required by law or which, in the Landlord’s reasonable opinion, a prudent tenant would take out including those in connection with Tenant’s works on the Premises; and
          (b) give the Landlord evidence when asked to do so that it has complied with clause 7.1(a) when asked to do so; and
          (c) notify the Landlord immediately if an insurance policy required by this clause 7.1 is cancelled or an event occurs which may allow a claim or affect rights under an insurance policy in connection with the Premises, the Building or property in them.
     7.2 The Tenant may not enforce, conduct, settle or compromise claims under any insurance policy required by this lease, even if that policy also covers other property, if the Landlord gives the Tenant a notice that the Landlord wishes to do these things.
     7.3 The Tenant may not do anything which may affect rights under any insurance or which may increase an insurance premium payable in connection with the Premises, the Building or property in them.
     7.4 Insurance proceeds (even if of a policy in the Tenant’s name only in breach of clause 7.1(a)) which the insurer does not require to be used for replacement or reinstatement must be paid into a separate joint account in the names of the Landlord, the Tenant and, if required by the Landlord, any other person. The money must be used to settle claims in connection with the event insured against or to replace or reinstate the insured item and then any surplus shared between the account holders having regard to the effect on them of that event or their respective interests in that item.
8. Indemnities and Releases
     8.1 The Tenant is liable for and indeinnifies the Landlord against liability or loss arising from, and cost incurred in connection with:
          (a) damage, loss, injury or death caused or contributed to by the act, negligence or default of the Tenant or of the Tenant’s Employees and Agents; and

          (b) the Landlord doing anything which the Tenant must do under this lease but has not done or which the Landlord considers the Tenant has not done properly.
     8.2 The Tenant releases the Landlord from, and agrees that the Landlord is not liable for, liability or loss arising from, and cost incurred in connection with:
          (a) damage, loss, injury or death unless it is caused by the Landlord’s act, negligence or default; and
          (b) anything the Landlord is permitted or required to do under this lease; and
          (c) if the Landlord has complied with clause 14.2:
               (i) a Service not being available, being interrupted or not working properly; and
               (ii) the Landlord’s plant and equipment not working property; and
          (d) the Common Areas not being clean.
     8.3 Each indemnity is independent from the Tenant’s other obligations and continues during this lease and after it expires or is terminated. The Landlord may enforce an indemnity before incurring expense.
9. Use and Business Hours
     9.1 The Tenant must use the Premises only for the Permitted Use.
     9.2 Unless prohibited by law, the Tenant must keep the Premises open and conduct the Tenant’s Business properly and efficiently from 9.00 a.m. to 5.00 p.m. every day except Saturdays, Sundays and days proclaimed as public holidays in New South Wales.
10. Tenant’s Additional Obligations
     10.1 The Tenant must:
          (a) subject to clause 12.5, comply on time with all laws and the requirements of authorities in connection with the Premises, the Tenant’s Business, the Tenant’s Property and the use or occupation of the Premises (including obtaining all permits); and
          (b) inform the Landlord of damage to the Building or the Premises or of a faulty Service immediately it becomes aware of it; and
          (c) observe the maximum load weights throughout the Building; and
          (d) promptly, when asked by the Landlord, do everything necessary for the Tenant to do to enable the Landlord to exercise its rights under this lease; and

          (e) promptly pay all charges for electricity, gas, water usage and other utilities which are consumed on the Premises; and
          (f) Comply with all Rules of which it has notice. The Tenant acknowledges that it has notice of the Rules in annexure 1.
     10.2 The Tenant may not:
          (a) alter the Landlord’s Property or remove it from the Premises; or
          (b) store or use inflammable, volatile or explosive substances on the Premises; or
          (c) do anything in or around the Building which in the Landlord’s reasonable opinion may be annoying, dangerous or offensive; or
          (d) do anything which interferes with or overloads the Building’s facilities or Services nor use them for anything other than their intended purpose; or
          (e) do anything to contaminate, pollute or increase toxicity in the Building or the Premises or their environment.
     10.3 If the Tenant may not do something in connection with this lease, then it may not do anything which may result in it happening.
     10.4 The Tenant must ensure that the Tenant’s Employees and Agents comply, if appropriate, with the Tenant’s obligations under this lease.
11. Cleaning the Premises
     11.1 The Tenant must keep the Premises tidy and free of vermin and comply with the Landlord’s directions about refuse removal and recycling.
     11.2 If the Landlord provides a cleaning service for the Premises, the Tenant must give the Landlord’s cleaners access to clean the Premises at reasonable times and may not use any cleaning service other than that provided by the Landlord.
12. Repair, Redecoration and Tenant’s Works
Landlord’s approval
     12.1 The Tenant may not carry out works to the Premises without the Landlord’s approval.
     If the Landlord gives approval, it may impose conditions. These conditions may include specifying:
          (a) which parts of the Premises may not be reinstated and which part must be; and

          (b) which items of Tenant’s Property installed as part of the works may not be removed.
Tenant’s Works
     12.2 The Tenant must ensure that any works it does, including works under clause 12.4, are done:
          (a) by contractors approved by the Landlord (who may not unreasonably withhold its approval); and
          (b) in a proper and workmanlike manner; and
          (c) in accordance with any plans, specifications and schedule of finishes required and approved by the Landlord (who may not unreasonably withhold its approval); and
          (d) in accordance with all laws and requirements of authorities; and
          (e) without disturbing other occupiers or visitors to the Building or the Land; and
          (f) in accordance with the Landlord’s reasonable requirements and directions.
Repair of Items
     12.3 The Tenant acknowledges that the Premises are in good repair at the Commencement Date.
Repair, Replace and Redecorate
     12.4 The Tenant must:
          (a) keep the Premises and the Tenant’s Property in good repair excluding fair wear and tear; and
          (b) promptly replace worn or damaged items in or attached to the Premises (including plate glass, Tenant’s Property and those floor coverings and furnishings which are part of the Landlord’s Property) with items of similar quality; and
          (c) redecorate the Premises and the Tenant’s Property in accordance with item 10.
Structural Work
     12.5 The Tenant need not carry out structural work unless it is required because of the use or occupation of the Premises or the act, negligence or default of the Tenant or of the Tenant’s Employees and Agents.

     13. Transfer and Other Dealings
Prohibited Dealings
     13.1 The Tenant may only transfer this lease in accordance with clause 13.2 but may not sublet or licence or otherwise part with possession of the Premises.
Transfer conditions
     13.2 The Tenant may only transfer this lease if, before it transfers:
          (a) it satisfies the Landlord that the proposed new tenant is respectable and financially sound with experience in and a good reputation for conducting a business permitted under the lease; and
          (b) the proposed new tenant signs a contract relating to the transfer in a form reasonably required by the Landlord; and
          (c) any guarantee or guarantee and indemnity reasonably required by the Landlord is provided; and
          (d) any default by the Tenant has been remedied by the Tenant or waived by the Landlord; and
          (e) the Tenant and the proposed new tenant comply with all the Landlord’s reasonable requirements; and
          (f) the Landlord has obtained any consents it has agreed to obtain.
Change in Control of Tenant
     13.3 If:
          (a) the Tenant is a company which is neither listed nor wholly owned by a company which is listed on the Australia Stock Exchange; and
          (b) there is a proposed change in the shareholding of the Tenant or its holding company so that a different person or group of persons will control the composition of the board of directors or more than 50% of the shares giving a right to vote at general meetings, then that proposed change in control is treated as a proposed transfer of this lease, the person or persons acquiring control is treated as the proposed new tenant and clause 13.2 (except for clause 13.2(b)) applies.
Securities
     13.4 The Tenant may only create or allow to come into existence:
          (a) a security over the Tenant’s interest in this lease; or

          (b) a lease or security affecting the Tenant’s Property with the Landlord’s approval (which may not be unreasonably withheld).
14. Landlord’s Additional Obligations and Rights
Quiet enjoyment
     14.1 Subject to the Landlord’s rights, while the Tenant complies with its obligations under this lease, it may occupy the Premises during the Term without interference by the Landlord.
     14.2 The Landlord must take reasonable action to keep:
          (a) the Services available to the Premises during the hours referred to in clause 9.2 and, if the Landlord agreed to do so at the Tenant’s request, during those in item 9; and
          (b) the Landlord’s plant and equipment in the Building in good working order; and
          (c) the Common Areas clean.
     The Tenant may not tenninate this lease or stop or reduce payments under it because a Service is not available or is interrupted or fails or the Landlord’s plant or equipment breaks down or the Common Areas are not clean.
Consents
     14.3 If the Landlord has agreed to obtain a person’s consent in connection with this lease, then the Landlord must do everything reasonably necessary to obtain that consent.
Rights
     14.4 The Landlord may:
          (a) carry out any works on the Land or in the Building or the Premises (including alterations and redevelopment), limit access to or close the Common Areas, if the Landlord takes reasonable steps (except in emergencies) to minimise interference with the Tenant’s Business; and
          (b) use, maintain, repair, alter, add to Services to or in the Premises, if the Landlord takes reasonable steps (except in emergencies) to minimise interference with the Tenant’s Business; and
          (c) exclude or remove any person from the Land or the Building; and
          (d) restrict access to loading docks, if the Landlord takes reasonable steps (except in emergencies) to minimise interference with the Tenant’s Business; and

          (e) permit functions, displays, and other activities on the Land or in the Building; and
          (f) change the direction or flow of pedestrians or vehicular traffic into, out of or through the Building; and
          (g) change the name or logo or signage of the Building.
To Enter
     14.5 The Landlord may enter the Premises at reasonable times on reasonable notice to see if the Tenant is complying with its obligations under this lease or to do anything the Landlord must or may do under this lease.
Prospective Tenants or Purchasers
     14.6 After giving reasonable notice, the Landlord may:
          (a) enter the Premises to show prospective purchasers or tenants through the Premises; and
          (b) display for a reasonable time from the Premises a sign indicating that the Building is or the Premises are available for purchase or lease.
Access to Building
     14.7 If the Landlord decides there is an emergency, the Landlord may stop the Tenant from entering the Building at any time.
Enforcing Rights and No Exclusive Use
     14.8 The Tenant acknowledges that the Landlord may enforce its rights against the Tenant whether or not the Landlord enforces its rights against other tenants or occupiers of the Building.
To Deal with the Land
     14.9 The Landlord may subdivide the Land or grant easements or other rights over it or the Premises unless this would have a substantial adverse effect on the Tenant’s Business.
Change of Landlord
     14.10 If the Landlord deals with its interest in the Land so that another person becomes landlord, the Landlord is released from any obligation under this lease arising after it ceases to be landlord.

Landlord May Rectify
     14.11 After giving the Tenant reasonable notice, the Landlord may do anything which the Tenant should have done under this lease but which it is not done or which the Landlord considers it has not done properly.
Agents
     14.12 Landlord may appoint agents or others to exercise any of its rights or perform any of its duties under this lease. Communications from the Landlord override those from the agents or others if they are inconsistent.
Common Areas
     14.13 Subject to this lease and the Rules, the Tenant and the Tenant’s Employees and Agents may use the Common Areas for the purposes for which they are intended.
Rules
     14.14 Landlord may vary Rules or make Rules which are consistent with this lease in connection with the operation, use and occupation of the Building. The Landlord must give the Tenant a notice about Rules the Landlord makes or changes.
15. Expiry or Termination
Tenant to Vacate
     15.1 The Tenant must vacate the Premises on the earlier of the Expiry Date and the date this lease is terminated and, subject to clause 15.2, leave them in a condition satisfactory to the Landlord acting reasonably. Subject to clause 15.2, the Landlord may require the Tenant to remove all items of fitout (whether or not they were installed by or on behalf of the Tenant).
No Removal of Certain Items
     15.2 The Tenant may not remove Tenant’s Property which:
          (a) the Landlord has stated (as a condition of giving approval to works) may not be removed; or
          (b) is part of structural work done by the Tenant to the Premises unless the Landlord gives the Tenant a notice requiring the Tenant to remove that Tenant’s Property.
Removal of Tenant’s Property
     15.3 Subject to clauses 15.2 and 15.4, the Tenant must remove the Tenant’s Property from the Premises during the seven days immediately before the day the Premises must be vacated.

If Tenant’s Property Not Removed
     15.4 If the Landlord termninates this lease by re-entry, the Tenant may give the Landlord a notice within seven days after termination that it wants to remove the Tenant’s Property which it may or must remove from the Premises.
     15.5 Within seven business days after the Tenant gives its notice, the Landlord must give the Tenant a notice, stating when and how the Tenant’s Property is to be removed from the Premises and by whom.
     15.6 The Landlord may treat the Tenant’s Property as abandoned and deal with it in any way it sees fit at the Tenant’s expense if the Tenant does not:
          (a) give its notice on time; or
          (b) remove the Tenant’s Property in accordance with this clause 15 or a notice given under it.
     15.7 The Tenant’s Property is at the Tenant’s risk at all times.
     15.8 The Tenant must promptly make good any damage caused by the Tenant’s Property being removed from the Premises.
     15.9 On the day the Tenant must vacate the Premises, the Tenant must give the Landlord the keys, access cards and similar devices for the Building and the Premises held by the Tenant, the Tenant’s Employees and Agents and any other person they have given them to.
16. Holding Over
     16.1 If the Tenant continues to occupy the Premises after the Expiry Date with the Landlord’s approval, it does so under a monthly tenancy:
          (a) which either party may terminate on one month’s notice ending on any day; and
          (b) at a rent which is one twelfth of the Rent.
     16.2 Subject to clause 16.1, the monthly tenancy is on the same terms as this lease except for those changes which:
          (a) are necessary to make this lease appropriate for a monthly tenancy (but any bond or bank guarantee required under this lease may to be reduced); or
          (b) the Landlord requires as a condition of giving its approval to the holding over.

17. Damage to Building or Premises
     17.1 If the Building is damages so that the Tenant’s use of the Premises is substantially adversely affected, the Landlord must give the Tenant a notice within a reasonable time after the damage occurs either:
          (a) terminating this lease on a date not less than two weeks after the date the Landlord gives the notice; or
          (b) stating that the Landlord intends to make the Premises fit for the Tenant’s use.
     17.2 If the Landlord does not make the Premises fit for the Tenant’s use within a reasonable time after giving notice that it intends to do so, the Tenant may give the Landlord a notice stating that the Tenant will terminate this lease if the Landlord does not make the Premises fit within a reasonable time after the Tenant gives the notice.
Abatement of Payments
     17.3 The Tenant may reduce its payments under this lease for the period from and including the date the damage occurs to and including the date this lease is terminated or to but excluding the date the Premises are made fit for the Tenant’s use. Any reduction must be proportionate to the loss of amenity caused by the damage.
     17.4 If the parties do not agree on the proportion within seven days after the damage occurs, then each party must give the other notice under clause 22.2 and the proportion must be decided under clause 22. Until that proportion is agreed or decided, the Tenant must continue making payments under this lease as if the damage had not occurred.
     17.5 On the first Rent Day after the proportion is agreed or decided, the Tenant must pay the Landlord (or the Landlord must credit the Tenant with) any difference between what the Tenant has paid under this lease and what the Tenant should have paid for the period from and including the date the damage occurs to but excluding that Rent Day.
     17.6 The Tenant may not terminate this lease or reduce payments under this clause 17 if:
          (a) the damage is caused or contributed to by; or
          (b) rights under an insurance policy in connection with the Building are prejudiced or a policy is cancelled or payment of a premium or a claim is refused by the insurer because of the act, negligence or default of the Tenant or of the Tenant’s Employees and Agents. This does not affect rights the Landlord may have in connection with the events specified in this clause 17.6.
     17.7 This clause 17 does not oblige the Landlord to restore or reinstate the Building or the Premises.

18. Default
Essential Terms
     18.1 Each obligation of the Tenant to pay money and its obligations under clauses 7, 9, 12 and 13 are essential terms of this lease. Other obligations under this lease may also be essential terms.
Landlord’s Right to Terminate
     18.2 The Landlord may terminate this lease by giving the Tenant notice or by reentry if the Tenant:
          (a) repudiates its obligations under this lease; or
          (b) does not comply with an essential term of this lease; or
          (c) does not comply with an obligation under this lease (which is not an essential term) and, in the Landlord’s reasonable opinion:
               (i) the non-compliance can be remedied, but the Tenant does not remedy it within a reasonable time after the Landlord gives the Tenant notice to remedy it; or
               (ii) the non-compliance cannot be remedied or compensated for; or
               (iii) the non-compliance cannot be remedied but the Landlord can be compensated for the breach within a reasonable time after the Landlord gives the Tenant notice to pay it.
     18.3 If this lease is terminated under this clause 18:
          (a) the Tenant indemnifies the Landlord against any liability or loss arising and any cost incurred (whether before or after termination of this lease) in connection with the Tenant’s breach of this lease and the termination of this lease including the Landlord’s loss of the benefit of the Tenant performing its obligations under this lease from the date of that termination until the Expiry Date; and
          (b) the Landlord must take reasonable steps to mitigate its loss.
19. Costs, Charges and Expenses
     19.1 In connection with this lease and any document or matter in connection with it, the Tenant must pay promptly:
          (a) for everything it must do; and
          (b) all stamp duty and registration fees; and

          (c) on demand, the Landlord’s reasonable costs, charges and expenses including those for negotiating, preparing, executing, stamping, registering, obtaining any consents the Landlord must obtain before giving approvals, considering requests for approvals and exercising rights; and
          (d) all costs, charges and expenses in connection with works the Tenant carries out, including those incurred by the Landlord in considering, approving and supervising the works and those of modifying or varying the Building because of the works.
20. Notices
     20.1 A notice or approval must be:
          (a) in writing; and
          (b) left at or posted by certified post to the address or sent to the facsimile number of the party in item 11, as varied by notice.
     20.2 A notice or approval is taken to be given:
          (a) if posted, on the third day after posting; and
          (b) if sent by facsimile, on the next business day after it is sent unless the send is aware that transmission is impaired.
21. Miscellaneous
Waiver and Variation
     21.1 A provision of or a right under this lease may not be waived or varied except in writing signed by whoever is to be bound.
     21.2 If the Landlord:
          (a) accepts rent or other money under this lease (before or after termination); or
          (b) does not exercise or delays exercising any right under clause 18; or
          (c) gives any concession to the Tenant; or
          (d) attempts to mitigate its loss, it is not a waiver of any breach or of the Landlord’s rights under this lease. An attempt by the Landlord to mitigate its loss is not a surrender of this lease.
Approvals
     21.3 The Landlord may give conditionally or unconditionally or withhold its approval in its absolute discretion unless this lease expressly says otherwise.

Exclusion of Statutory Provisions
     21.4 The covenants, powers and provisions implied in leases by sections 84, 84A, 85 and 86 of the Conveyancing Act 1919 do not apply to this lease.
     21.5 In this lease words used in any of the forms of words in the first column of part 2 of schedule 4 to the Conveyancing Act 1919 do not imply a covenant under section 86 of that act.
Prior Breaches
     21.6 Expiry or termination of this lease does not affect any rights in connection with a breach of this lease before then.
Caveats
     21.7 The Tenant may not:
          (a) lodge a caveat on the title to the Land, except a caveat noting the Tenant’s interest under this lase (if this lease is not registered but must be to ensure that it is enforceable against the Landlord’s successors in title); or
          (b) allow a caveat lodged by a person claiming through the Tenant to remain on that title.
     If the Tenant lodges a caveat permitted by this clause, it must do everything necessary to permit registration of any dealing if its rights under this lease are protected. The tenant must withdraw that caveat on the earlier of registration and expiry or termination of this lease.
Warranties and Undertakings
     21.8 The Tenant warrants that it:
          (a) has relied only on its enquiries in connection with this lease and not on any representation or warranty by the Landlord or any person acting or seeming to act on the Landlord’s behalf and
          (b) was made aware of the Rules then current when signing this lease.
     21.9 The Tenant must comply on time with undertakings given by or on behalf of the Tenant in connection with this lease.
Counterparts
     21.10 This lease may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

22. Disputes
Legal Proceedings Conditional
     22.1 A party may not begin legal proceedings in connection with a dispute under this lease (except a dispute under clause 4 or because the Tenant has not paid Rent or other money it owes under this lease or because the Landlord wants possession after the Expiry Date) unless that dispute has first been decided by a person appointed under this clause 22.
Notice of Dispute
     22.2 If there is a dispute under this lease to which this clause 22 applies, either party may give the other a notice requiring the dispute to be decided under this clause 22.
Referral of Dispute
     22.3 The dispute must be referred to a person agreed on by the parties but if the parties do not agree on a person within seven days after the notice is given, then to a person appropriately qualified to deal with the dispute appointed at the request of either party by the chair of LEADR (Lawyers Engaged in Alternative Dispute Resolution).
     22.4 The person acts as an expert and not as an arbitrator and must give a written decision including reasons. Unless there is a manifest error, that person’s decision in final and binding.
Enquiries
     22.5 The person may enquire into the dispute as that person thinks fit including hearing representations and taking advice from people that person considers appropriate.
     22.6 The parties may make submissions and must give every assistance that person requires, including providing copies of relevant documents.
Costs
     22.7 Each party must pay its own costs in connection with the dispute. The costs of referring the dispute to the person and that person’s costs and the cost of the enquiries must be shared equally.
23. Bank Guarantee
     23.1 On or before the Commencement Date, the Tenant must deliver the Bank Guarantee to the Landlord.
     23.2 If the Tenant does not comply with any of its obligations under this lease, whether this lease is registered or not, then the Landlord may call on the Bank Guarantee without notice to the Tenant.
     23.3 If the Landlord calls on the Bank Guarantee or the Rent is increased, then no later than seven days after the Landlord gives the Tenant a notice asking for it, the Tenant must deliver to the Landlord a replacement or additional Bank Guarantee so that the amount guarantees is the amount in item 12.

     23.4 The Tenant’s obligations under this clause 23 are essential terms of this lease.
24. Guarantee and Indemnity
     24.1 If there is a name in item 13, then this clause 24 applies.
     24.2 The Guarantor gives this guarantee and indemnity in consideration of the Landlord agreeing to enter into this lease. The Guarantor acknowledges the receipt of valuable consideration from the Landlord for the Guarantor incurring obligations and giving rights under this guarantee and indemnity.
Guarantee
     24.3 The Guarantor unconditionally and ilTevocably guarantees to the Landlord the due and punctual performance and observance by the Tenant of its obligations:
          (a) under this lease (including any extension or holding over), whether this lease is registered or not and even if the lease is found not to be a lease or is found to be a lease for a term less than the Term; and
          (b) in connection with its occupation of the Premises including the obligations to pay money.
Indemnity
     24.4 As a separate undertaking, the Guarantor unconditionally and irrevocably indemnifies the Landlord against all liability or loss arising from, and any costs, charges or expenses incurred in connection with, a breach by the Tenant of this lease or the Tenant’s occupation of the Premises, including a breach of the obligations to pay money. It is not necessary for the Landlord to incur expense or make payment before enforcing that right of indemnity.
Interest
     24.5 The Guarantor agrees to pay interest on any amount payable under this guarantee and indemnity from when the amount becomes due for payment until it is paid in full. Accumulated interest is payable at the end of each month. The interest rate to be applied to each daily balance is set out in clause 6.7.
Enforcement of Rights
     24.6 The Guarantor waives any right it has of first requiring the Landlord to commence proceedings or enforce any other right against the Tenant or any other person before claiming under this guarantee and indemnity.

Continuing Security
     24.7 This guarantee and indemnity is a continuing security and is not discharged by any one payment.
Guarantee Not Affected
     24.8 The liabilities of the Guarantor under this guarantee and indemnity as a guarantor, indemnifier or debtor and the rights of the Landlord under this guarantee and indemnity are not affected by anything which might otherwise affect them at law or in equity including, but not limited to, one or more of the following:
          (a) the Landlord granting time or other indulgence to, compounding or compromising with or releasing the Tenant;
          (b) acquiescence, delay, acts, omissions or mistakes on the part of the Landlord;
          (c) any transfer of a right of the Landlord;
          (d) the termination or expiry of, or any variation, assignment, extension or renewal of, the lease;
          (e) the invalidity or unenforceability of an obligation or liability of a person other than the Guarantor;
          (f) any change in the Tenant’s occupation of the Premises;
          (g) the non registration of this lease; or
          (h) this lease not being effective as a lease or the lease not being effective as a lease for the Term; or
          (i) any person named as Guarantor not executing or not executing effectively this guarantee and indemnity.
Suspension of Guarantor’s Rights
     24.9 The Guarantor may not, without the Landlord’s approval:
          (a) raise a set-off or counterclaim available to it or the Tenant against the Lessor in reduction of its liability under this guarantee and indenmity; or
          (b) claim to be entitled by way of contribution, indemnity, subrogation, marshalling or otherwise to the benefit of any security or guarantee held by the Landlord in connection with this lease; or
          (c) make a claim or enforce a right against the Tenant or its property; or

          (d) prove in competition with the Landlord if a liquidator, provisional liquidator, receiver, administrator or trustee in bankruptcy is appointed in respect of the Tenant or the Tenant is otherwise unable to pay its debts when they fall due, until all money payable to the Landlord in connection with the lease is paid.
Reinstatement of Guarantee
     24.10 If a claim that a payment to the Landlord in connection with this lease or this guarantee and indemnity is void or voidable (including, but not limited to, a claim under laws relating to liquidation, administration, insolvency or protection of creditors) is upheld, conceded or compromised then the Landlord is entitled immediately as against the Guarantor to the rights to which it would have been entitled under this guarantee and indemnity if the payment had not occurred.
Assignment
     24.11 The Landlord may assign its rights under this guarantee and indemnity.
Costs
     24.12 The Guarantor agrees to pay or reimburse the Landlord on demand for:
          (a) the Landlord’s costs, charges and expenses in making, enforcing and doing anything in connection with this guarantee and indemnity including, but no limited to, legal costs and expenses on a full indemnity basis; and
          (b) all stamp duties, fees, taxes and charges which are payable in connection with this guarantee and indemnity or a payment, receipt or other transaction contemplated by it.
     Money paid to the Lessor by the Guarantor must be applied first against payment of costs, charges and expenses under this clause 24.12 then against other obligations under this guarantee and indemnity.
25. Option for a New Lease
     25.1 The Landlord must grant a new lease under this clause 25 on the Expiry Date to commence on the next day on if:
          (a) the Tenant gives the Landlord a notice stating that it wants a new lease of the Premises for the term first specified in item 14; and
          (b) the Landlord receives that notice within the period from and including the day that is six months before the Expiry Date to but excluding the day that is three months before the Expiry Date; and
          (c) when the Tenant gives that notice, and on the Expiry Date, the Tenant is not in breach of this lease; and

          (d) the Tenant delivers to the Landlord before the Expiry Date a guarantee of or a guarantee of and an indemnity in connection with the Tenant’s obligations under the new lease by the same person, or another person acceptable to the Landlord, on the same terms as any given in connection with the Tenant’s obligations under this lease.
     25.2 The new lease is to be identical with this lease except that:
          (a) if the particulars of the new lease are the only particulars specified in item 14, this clause 25 and item 14 are deleted; and
          (b) if particulars of more than one new lease are specified in item 14, the particulars of the new lease first specified are deleted from item 14; and
          (c) the commencement date, the term, the expiry date, then rent review dates and the redecoration requirements and dates are to be those first specified in item 14; and
          (d) the rent from the commencement date of the new lease is to be decided under clause 4 as if that date were a Market Review Date; and
          (e) the new lease must reflect any variations to this lease which become effective during the Term.
26. GST
     26.1 The Lessee acknowledges that:
          (a) the rent under this lease has been calculated without regard to GST; and
          (b) the Lessor is entitled to charge an additional amount if the Lessor becomes subject to GST as a result of the grant of this Lease or any supply under this Lease and in which case clause 26.2 applies.
     26.2 If the Lessee is required to reimburse the Lessor for GST, then each payment by the Lessee must include an additional amount equal to 10% of the amount of that payment (unless the GST rate changes, in which case the percentage becomes the new GST rate).
     26.3 In this clause, “GST” means goods and services tax, value added tax, consumption tax or a similar tax.
27. Strata Conversion
     27.1 For the purpose of this clause “Strata Conversion” shall mean a subdivision of the premises or the building under the Strata Titles Act 1973 or the Community Land Development Act 1989 or the Community Land Management Act 1989 or other legislation permitting such a subdivision.
     27.2 The Lessee acknowledges that the Lessor is entitled at any time to carry out a Strata Conversion.

     27.3 The Lessor will give the Lessee as much prior notice as is reasonably practical of the Strata Conversion.
     27.4 Within 7 days of written request by the Lessor the Lessee will sign and return to the Lessor any consents or other documents necessary to enable the Lessor to carry out the Strata Conversion and will make no objection or claim for compensation in relation to the Strata Conversion.
     27.5 If the Strata Conversion occurs:
27.5.1 any reference in this Lease to the Building will be deemed to be a reference to the building comprised in the registered plan or plans of which the Premises form part;
27.5.2 any levies or other monies payable to the Owner’s Corporation will be deemed to be outgoings (variable rent) for the purposes of this Lease;
27.5.3 the Rules and Regulations will be deemed to include any by-laws of the Owner’s Corporation and
27.5.4 this Lease will be deemed to be amended in any respect that is necessary to ensure that this Lease reflects the fact that the Strata Conversion has been carried out.
28. Redevelopment
     28.1 The tenant by its execution hereof:
          (a) acknowledges that the landlord may propose substantial structural renovations and alterations to the premises at some time during—the term of the Lease and may need to determine this Lease prior to—the date for expiration by effluxion of time to more efficiently effect such renovations and alterations to the nreinises
          (b) acknowledges and agrees that within the period:
               (i) 6 months after obtaining development approval for; or
               (ii) 6 months prior to the date that the landlord intends to commence substantial structural renovations and alterations to the premises;
     the landlord may, subject to it giving the tenant six (6) months written notice of its intention so to do, call upon and demand that the tenant quit and surrender up to the landlord the Demised Premises whereupon the tenant shall:
(aa) execute and deliver to the landlord a Surrender of this Lease in registrable form;

(bb) peacefully, and subject to the terms of this Lease, quit and deliver up the premises to the landlord in accordance with the terms of the landlord’s said notice;
(cc) make no objection, requisition or claim for compensation in relation to the landlord’s notice or to the provisions of this Clause;
(dd) for the purposes of the execution of the said Surrender of Lease the tenant hereby irrevocably nominates, constitutes and appoints the landlord to be its true and lawful attorney;
(ee) stamp duty and other costs payable in respect of the surrender will not be borne by the tenant;
(ff) as and from such surrender neither party shall have any continuing liabilities to the other in respect of this Lease except for such liabilities as may have arisen prior to such surrender.
29. SPECIAL CONDITIONS:
     Notwithstanding anything to the contrary contained in this Lease:
     29.1 No rental shall be payable by the Lessee for the period of three (3) months from 1 October 2006 to 31 December 2006.
     29.2 The Lessee will not be required to pay army outgoings or licence fees (if applicable) from 1 October 2006 to 31 October 2006.
     29.3 The anniversary of this Lease for the purposes of rental review is 1 December of each year PROVIDED THAT no rent review is to occur on 1 December, 2006.
     We certify this dealing to be correct for the purposes of the Real Property Act 1900.
     EXECUTED as a deed
     DATE:

Execution Page

THE COMMON SEAL of GPF NO.3)
PTY LTD is affixed in accordance with	)
its articles of association in the presence	)
of:

Signature of authorised person		Signature of authorised person

Office held		Office held

Name of authorised person (block letters)		Name of authorised person (block letters)

THE COMMON SEAL of ROYAL WOLF	)
TRADING AUSTRALIA PTY LTD is	)
duly affixed by authority of its directors	)
in the presence of:

Signature of authorised person		Signature of authorised person

Office held		Office held

Name of authorised person (block letters)		Name of authorised person (block letters)

Annexure 1 Rules
These are Rules referred to in the lease
BETWEEN
GPF NO. 3 PTY LIMITED
AND:
ROYAL WOLF TRADING AUSTRALIA PTY LIMITED
of the premises known as suite 2.02, level 2, 22-28 Edgeworth David Avenue, Hornsby
The provisions of the lease apply to these Rules

1.	The Tenant may not:

(a) smoke in the Building;

(b) put up signs, notices, advertisements, blinds or awnings, antennae or receiving dishes or install vending or amusement machines without the Landlord’s approval;

(c) hold auction, bankrupt or fire sales in the Premises;

(d) keep an animal or bird on the Premises;

(e) use a business name which includes words connecting the business name with the Building without the Landlord’s approval;

(f) remove floor coverings from where they were originally laid in the Premises without the Landlord’s approval;

(g) do anything to the floor coverings in the Building which affects any guarantee in connection with them if the Landlord has given the Tenant a notice setting out the relevant terms of the guarantee;

(h) use any method of heating, cooling or lighting the Premises other than those provided or approved by the Landlord;

(i) operate a musical instrument, radio, television or other equipment that can be heard outside the Premises;

(j) throw anything out of any part of the Building;

(k) move heavy or bulky objects through the Building without the Landlord’s approval;

(l) obstruct:
(i)	windows in the Premises except by internal blinds or curtains approved by the Landlord;

(ii)	any air vents, airconditioning ducts or skylights in the Premises; or

(iii)	emergency exits from the Building or the Premises; or

(iv)	the Common Areas; or

(m) interfere with directory boards provided by the Landlord.

2.	The Tenant must:

(a) put up signs in the Premises prohibiting smoking if required by the Landlord;

(b) if the Landlord approves the Tenant’s use of a business name which is connected with the Building, terminate any right it has to use that business name on the date it must vacate the Premises;

(c) participate in any emergency drill of which the Landlord gives reasonable notice;

(d) evacuate the Building immediately and in accordance with the Landlord’s directions when informed of any actual or suspected emergency;

(e) secure the Premises when they are unoccupied and comply with the Landlord’s directions about Building security;

(f) if there are directory boards, submit the form in which it requires its name and description to appear on them to the Landlord for its approval, make whatever changes the Landlord reasonably requires and pay the Landlord on demand the cost of placing that information on the directory boards.